QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

QWEST COMMUNICATIONS ANNOUNCES COMPLETION
OF TENDER OFFER FOR DEBT SECURITIES;
TOTAL DEBT REDUCED BY $8.5 BILLION SINCE THIRD QUARTER 2002

DENVER, December 22, 2003—Qwest Communications International Inc. (QCII) and its wholly owned subsidiaries, Qwest Capital Funding, Inc. (QCF) and Qwest Services Corporation (QSC, and collectively with QCII and QCF, the companies) announced today that they have successfully completed the purchase of $3 billion of their outstanding debt securities (notes) under their cash tender offers (offers), which commenced on November 19, 2003. In addition, the QSC senior credit facility has been paid down by $500 million to $750 million. As a result of the tender completion and facility reduction, Qwest will realize total interest savings of over $250 million annually.

"We increased the tender offer by $750 million, to $3 billion, due to strong participation," said Oren G. Shaffer, Qwest's vice chairman and CFO. "The success of this tender, coupled with our credit facility reduction and the other steps we have taken, enabled us to reduce total debt by $8.5 billion to approximately $17.6 billion in a little over a year."

A total of approximately $3.2 billion in aggregate principal amount of notes were tendered prior to the expiration of the offers at midnight, EST, on December 19, 2003, consisting of approximately $578 million aggregate principal amount of notes maturing in 2005 through 2007, approximately $1.8 billion aggregate principal amount of notes maturing in 2008 through 2011, and approximately $736 million aggregate principal amount of notes maturing in 2014 through 2031. The companies accepted and purchased approximately $578 million aggregate principal amount of notes maturing in 2005 through 2007, approximately $1.8 billion aggregate principal amount of notes maturing in 2008 through 2011, and $620 million aggregate principal amount of notes maturing in 2014 through 2031. The settlement was completed today, and interest was paid up to, but not including today.

The table below shows, by series, the notes included in the offers, the principal amount tendered prior to expiration, the principal amount repurchased and the principal amount remaining outstanding.

Issuer	Title of Security	Principal Amount Tendered	Principal Amount Repurchased	Principal Amount Remaining Outstanding
Offer for Notes Maturing in 2005 through 2007
QCF	6.25% Notes due 2005	$179,655,000	$179,655,000	$179,205,000
QCF	7.75% Notes due 2006	344,142,000	$344,142,000	485,471,000
QSC	13.00% Notes due 2007	54,456,000	$54,456,000	504,103,000
Offer for Notes Maturing in 2008 through 2011
QCF	6.375% Notes due 2008	$74,199,000	$74,199,000	$171,179,000
QCII	7.25% Sr Notes due 2008	292,466,000	292,466,000	7,534,000
QCII	7.50% Sr Notes due 2008	688,183,000	688,183,000	61,817,000
QCF	7.00% Notes due 2009	163,804,000	163,804,000	569,992,000
QCF	7.90% Notes due 2010	254,524,000	254,524,000	412,923,000
QCF	7.25% Notes due 2011	98,829,000	98,829,000	823,967,000
QSC	13.50% Notes due 2010	272,117,000	272,117,000	2,232,339,000
Offer for Notes Maturing in 2014 through 2031
QCF	6.50% Debentures due 2018	$39,053,000	$39,053,000	$211,320,000
QCF	7.625% Notes due 2021	105,503,000	105,503,000	125,175,000
QCF	6.875% Debentures due 2028	176,199,000	176,199,000	589,651,000
QCF	7.75% Notes due 2031	373,649,000	299,245,000	419,449,000
QSC	14.00% Notes due 2014	42,045,000	2,000	640,877,000

Note: All figures include amounts repurchased under the asset sale repurchase offers.

Qwest accepted all validly tendered notes maturing in 2005 through 2007, and accepted all validly tendered notes in 2008 through 2011 pursuant to regulations under the Securities Exchange Act of 1934. The offer for the notes maturing in 2014 through 2031 was oversubscribed. In accordance with the rules established in the offer, approximately 80 percent of the tendered 7.75 percent notes due 2031 were accepted for purchase on a pro rata basis according to the principal amount tendered and none of the tendered QSC 14.00 percent notes due 2014 were accepted for purchase, other than those accepted under the asset sale repurchase offer.

Banc of America Securities LLC and Goldman, Sachs & Co. were the joint lead dealer managers for the offers and Lehman Brothers Inc. was the co-dealer manager for the offers.

About Qwest

Qwest Communications International Inc. (NYSE: Q) is a leading provider of voice, video and data services to more than 25 million customers. The company's 47,000 employees are committed to the "Spirit of Service" and providing world-class services that exceed customers' expectations for quality, value and reliability. For more information, please visit the Qwest Web site at www.qwest.com.

# # #

Forward Looking Statement Note

This release may contain projections and other forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by us with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: the duration and extent of the current economic downturn in our 14-state local service area, including its effect on our customers and suppliers; access line losses due to increased competition, including from technology substitution of our access lines with wireless and cable alternatives; our substantial indebtedness, and our inability to complete any efforts to de-lever our balance sheet through asset sales or other transactions; any adverse outcome of the SEC's current investigation into our accounting policies, practices and procedures and certain transactions; any adverse outcome of the current investigation by the U.S. Attorney's office in Denver into certain matters relating to us; adverse results of increased review and scrutiny by Congress, regulatory authorities, media and others (including any internal analyses) of financial reporting issues and practices or otherwise; further delays in making required public filings with the SEC; rapid and significant changes in technology and markets; any adverse developments in commercial disputes or legal proceedings, including any adverse outcome of current or future legal proceedings related to matters that are the subject of governmental investigations, and, to the extent not covered by insurance, if any, our inability to satisfy any resulting obligations from funds available to us, if any; potential fluctuations in quarterly results; volatility of our stock price; intense competition in the markets in which we compete including the likelihood of certain of our competitors emerging from bankruptcy court protection or otherwise reorganizing their capital structure and competing effectively against us; changes in demand for our products and services; acceleration of the deployment of advanced new services, such as broadband data, wireless and video services, which could require substantial expenditure of financial and other resources in excess of contemplated levels; higher than anticipated employee levels, capital expenditures and operating expenses; adverse changes in the regulatory or legislative environment affecting our business; and changes in the outcome of future events from the assumed outcome included in our significant accounting policies.

The information contained in this release is a statement of Qwest's present intention, belief or expectation and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and Qwest's assumptions. Qwest may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in Qwest's assumptions or otherwise. The cautionary statements contained or referred to in this release should be considered in connection with any subsequent written or oral forward-looking statements that Qwest or persons acting on its behalf may issue. This release may include analysts' estimates and other information prepared by third parties for which Qwest assumes no responsibility.

Qwest undertakes no obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

By including any information in this release, Qwest does not necessarily acknowledge that disclosure of such information is required by applicable law or that the information is material.

The Qwest logo is a registered trademark of, and CyberCenter is a service mark of, Qwest Communications International Inc. in the U.S. and certain other countries.

Contacts:	Media Contact:	Investor Contact:
	Tyler Gronbach	Stephanie Comfort
	303-992-2155	800-567-7296
	tyler.gronbach@qwest.com	IR@qwest.com

QuickLinks

  Exhibit 99.1